Exhibit 10.9

December 22, 2008

Joseph S. Tibbetts, Jr.

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Re:	Amendment to Your Offer Letter

Dear Joe:

Sapient Corporation (“Sapient”) is fast approaching the December, 31, 2008 deadline for documentary compliance with IRC §409A. In reviewing our executive employment arrangements to assure they comply with IRC §409A, we noted that your offer letter dated October 16, 2006 (the “Offer Letter”), which you signed after the Internal Revenue Service published the IRC §409A final regulations, contains a severance provision that requires modification to comply with IRC §409A. As such, we propose to amend your Offer Letter by adding the following after subsection (e) in the paragraph that addresses “Good Reason” (the “Offer Letter Amendment”):

“You shall provide written notice to the Company within sixty (60) days of the occurrence of any event that constitutes Good Reason for terminating your employment and you shall set forth, in reasonable detail, the nature of the event constituting Good Reason (the “Notice”). The Company will have thirty (30) days from receipt of the Notice to cure the event specified in the Notice, and if it fails to do so, your employment will terminate for Good Reason on the first day following the expiration of such thirty (30) day cure period.”

In addition to seeking your approval of the Offer Letter Amendment, we hereby request that in the event additional changes to your offer letter or other employment related agreements are necessary to comply with IRC §409A, you authorize Sapient to amend these agreements accordingly, subject to providing you written notice of, and an opportunity to object to, the proposed amendments.

If you agree to the foregoing, please sign and date this letter in the signature box, below, and return a fully executed copy of the letter to me.

Except as amended herein, all other terms and conditions in your Offer Letter shall remain in full force and effect and you continue to be employed on an “at-will” basis, which means that you are free, at any time, for any reason, to end your employment with Sapient and Sapient may do the same.

Best regards,

Sapient Corporation

/s/ Alan Herrick

By: Alan Herrick

Accepted and Agreed:

/s/ Joseph S. Tibbetts, Jr.
Joseph S. Tibbetts, Jr.

Date: 12/22/2008